UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2011

CORELOGIC, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 First American Way, Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-6400

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 18, 2011, CoreLogic, Inc. (“CoreLogic”) made available a proxy statement (the “Proxy Statement”) to its stockholders describing the matters to be voted on at the Annual Meeting of Stockholders to be held on May 19, 2011 (the “Annual Meeting”), including a proposal to approve a new equity incentive plan, the CoreLogic, Inc. 2011 Performance Incentive Plan (the “2011 Plan”), which was adopted, subject to stockholder approval, by CoreLogic’s Board of Directors on March 23, 2011.

In the event CoreLogic’s stockholders approve the proposed 2011 Plan at the Annual Meeting, CoreLogic will seek approval from its Board of Directors to amend the 2011 Plan to provide that, with respect to full-value awards granted under the plan, awards that do not include a performance-based vesting provision will have a scheduled vesting or restriction period of at least three years from the date of grant and awards that include a performance-based vesting provision will have a scheduled restriction period of at least one year from the date of grant; provided, however, that CoreLogic may award up to 5% of the total number of shares authorized for grant under the 2011 Plan without complying with the aforementioned vesting requirements. (For these purposes, a “full-value award” means any award granted under the 2011 Plan other than a stock option or stock appreciation right.) CoreLogic proposes to seek approval of the aforementioned amendments to the 2011 Plan at a regularly scheduled meeting of its Board of Directors within one year following the date of the Annual Meeting.

A copy of the proposed 2011 Plan was previously filed as Exhibit A to the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date: May 18, 2011	By:	/s / STERGIOS THEOLOGIDES
	Name:	Stergios Theologides
	Title:	Senior Vice President, General Counsel and Secretary